Optinose Appoints Terry Kohler as Chief Financial Officer

YARDLEY, Pa., Oct. 7, 2024 — Optinose (NASDAQ:OPTN), a pharmaceutical company focused on patients treated by ear, nose and throat (ENT) and allergy specialists, today announced the appointment of Terry Kohler as Chief Financial Officer.

Mr. Kohler was most recently the Chief Financial Officer for Verrica Pharmaceuticals, a dermatology therapeutics company, where he supported commercial preparations for the launch of a topical treatment for molluscum contagiosum and research and development pipeline investments. Mr. Kohler is an experienced biotech finance leader with over 20 years of business experience.

“We are pleased to add Terry to our leadership team to help guide the company into the future,” stated CEO Ramy Mahmoud, MD, MPH. “His experience in leading financial strategy for commercial stage branded pharmaceutical products will be extremely helpful as we work to maximize the value of our company and of XHANCE as a treatment for patients with chronic rhinosinusitis."

“I am pleased to join the highly focused Optinose team at an early stage in the transition of XHANCE from a narrow niche indication towards a new indication with significant future potential,” said Terry Kohler. “Given the large chronic sinusitis market, multiple potential growth opportunities for the brand, and range of future strategic paths available, it is an exciting time to be joining the Company.”
Prior to joining Verrica Pharmaceuticals, he served as Vice President, Corporate Development and Treasurer and Vice President, U.S. Branded and Specialty Pharmaceuticals at Endo International PLC. Before joining Endo, he completed the Johnson & Johnson MBA Leadership Development program and worked at several investment banking firms. Mr. Kohler holds a B.A. in International Business and Management from Dickinson College and an M.B.A. in Finance & Entrepreneurship from the University of North Carolina. He is a Certified Management Accountant.

Inducement Grant under Nasdaq Listing Rule 5635(c)(4)
In connection with his appointment, the Compensation Committee of the OptiNose, Inc. Board of Directors granted Mr. Kohler a non-qualified stock option to purchase up to 675,000 shares of the Company’s common stock at a per share purchase price equal to $0.71 (which was the closing price of a share of the Company’s common stock on the NASDAQ Global Select Market on the date of grant, October 7, 2024) and 150,000 restricted stock units. The non-qualified stock option grant and restricted stock unit grant are being made to Mr. Kohler as an inducement material to him accepting employment with the Company and are being made outside of the OptiNose, Inc. 2010 Stock Incentive Plan, as amended and restated, in accordance with Nasdaq Listing Rule 5635(c)(4). The non-qualified stock option will vest over four years, with one-fourth of the shares underlying the stock option vesting on the first anniversary of the grant date and the remainder of the shares vesting in 36 equal monthly installments thereafter. The restricted stock units will vest over four years, with one-fourth of the shares underlying the grant vesting on the first anniversary of the grant date and the remainder of the shares vesting in 12 equal quarterly installments thereafter The vesting of shares underlying the non-qualified stock option and the restricted stock units are subject to Mr. Kohler’s continuous service with the Company through each such vesting date and is subject to potential vesting acceleration under certain circumstances pursuant to the terms of his employment agreement with the Company.

About Optinose
Optinose is a specialty pharmaceutical company focused on serving the needs of patients cared for by ear, nose and throat (ENT) and allergy specialists. To learn more, please visit www.optinose.com or follow us on X and LinkedIn.

About XHANCE
XHANCE® (fluticasone propionate) nasal spray is a drug-device combination product that uses the Exhalation Delivery System™ (also known as the EDS®) designed to deliver a topical steroid to the high and deep regions of the nasal cavity where sinuses ventilate and drain. XHANCE is approved by the U.S. Food and Drug Administration for both the treatment of chronic rhinosinusitis without nasal polyps (also called chronic sinusitis) and chronic rhinosinusitis with nasal polyps (also called nasal polyps) in patients 18 years of age or older.
IMPORTANT SAFETY INFORMATION
CONTRAINDICATIONS: Hypersensitivity to any ingredient in XHANCE.
WARNINGS AND PRECAUTIONS:
•Local nasal adverse reactions, including epistaxis, erosion, ulceration, septal perforation, Candida albicans infection, and impaired wound healing, can occur. Monitor patients periodically for signs of possible changes on the nasal mucosa. Avoid use in patients with recent nasal ulcerations, nasal surgery, or nasal trauma until healing has occurred.
•Glaucoma and cataracts may occur with long-term use. Consider referral to an ophthalmologist in patients who develop ocular symptoms or use XHANCE long-term.
•Hypersensitivity reactions (e.g., anaphylaxis, angioedema, urticaria, contact dermatitis, rash, hypotension, and bronchospasm) have been reported after administration of fluticasone propionate. Discontinue XHANCE if such reactions occur.
•Immunosuppression and infections can occur, including potential increased susceptibility to or worsening of infections (e.g., existing tuberculosis; fungal, bacterial, viral, or parasitic infection; ocular herpes simplex). Use with caution in patients with these infections. More serious or even fatal course of chickenpox or measles can occur in susceptible patients.

•Hypercorticism and adrenal suppression may occur with very high dosages or at the regular dosage in susceptible individuals. If such changes occur, discontinue XHANCE slowly.
•Assess for decrease in bone mineral density initially and periodically thereafter.

ADVERSE REACTIONS:
•Chronic rhinosinusitis without nasal polyps: The most common adverse reactions (incidence ≥3%) are epistaxis, headache, and nasopharyngitis.
•Chronic rhinosinusitis with nasal polyps: The most common adverse reactions (incidence ≥3%) are epistaxis, nasal septal ulceration, nasopharyngitis, nasal mucosal erythema, nasal mucosal ulcerations, nasal congestion, acute sinusitis, nasal septal erythema, headache, and pharyngitis.

DRUG INTERACTIONS: Strong cytochrome P450 3A4 inhibitors (e.g., ritonavir, ketoconazole): Use not recommended. May increase risk of systemic corticosteroid effects.
USE IN SPECIFIC POPULATIONS: Hepatic impairment. Monitor patients for signs of increased drug exposure.
Please see full Prescribing Information, including Instructions for Use
Cautionary Note on Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. All statements that are not historical facts are hereby identified as forward-looking statements for this purpose and include, among others, statements relating to the potential benefits of XHANCE for the treatment of chronic rhinosinusitis with and without nasal polyps; the potential benefits of XHANCE’s new indication; the large chronic sinusitis market, multiple potential growth opportunities for the brand, and range of future strategic paths available; and other statements regarding the Company's future operations, prospects, objectives, and other future events. Forward-looking statements are based upon management’s current expectations and assumptions and are subject to a number of risks, uncertainties and other factors that could cause actual results and events to differ materially and adversely from those indicated by such forward-looking statements including, among others: physician and patient acceptance of XHANCE (including for its new indication); the Company’s ability to maintain adequate third-party reimbursement for XHANCE (including its new indication); the prevalence of chronic sinusitis and market opportunities for XHANCE may be smaller than expected; potential for varying interpretation of clinical trial results of XHANCE; the Company’s ability to comply with the covenants and other terms of its Amended and Restated Note Purchase Agreement; risks and uncertainties relating to intellectual property and competitive products; and the risks, uncertainties and other factors discussed under the caption "Item 1A. Risk Factors" and elsewhere in our most recent Form 10-K and Form 10-Q filings with the Securities and Exchange Commission - which are available at www.sec.gov. As a result, you are cautioned not to place undue reliance on any forward-looking statements. Any forward-looking statements made in this press release speak only as of the date of this press release, and the Company undertakes no obligation to update such forward-looking statements, whether as a result of new information, future developments or otherwise.

Optinose Investor Contact
Jonathan Neely
jonathan.neely@optinose.com
267.521.0531

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